EXHIBIT 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
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                    COMPUTATIONS OF EARNINGS PER COMMON SHARE
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                    (in thousands, except per share amounts)
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
                                                               Three Months Ended March 31,
                                                                  1999                1998
                                                                  ----                ----
BASIC EARNINGS PER SHARE CALCULATION

Net Loss                                                     ($39,649)           ($25,242)
                                                             =========           =========

Net Loss per common share                                      ($1.23)             ($1.00)
                                                               =======             =======

Weighted-average common shares outstanding                     32,225               25,241
                                                               =======              ======

DILUTED EARNINGS PER SHARE CALCULATION

Net Loss                                                     ($39,649)           ($25,242)
                                                             =========           =========

Net Loss per common share                                      ($1.23)             ($1.00)
                                                               =======             =======

Weighted-average common shares (1)                              32,309              25,336
                                                                ======              ======

(1)  Calculated as follows:
      Historical weighted average number of
          shares outstanding                                    32,225              25,241
      Assumed exercise of stock options                             --                  33
      Assumed exercise of stock purchase                            84                  62
                                                              --------            --------
warrants
                                                                32,309              25,336
                                                                ======              ======





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